As filed with the Securities and Exchange Commission on March 29, 2013

Registration No. 333-135645

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NORTHEAST COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

United States	06-1786701
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

325 Hamilton Avenue

White Plains, New York 10601

(914) 684-2500

(Address of Principal Executive Offices)

Northeast Community Bank 401(k) Plan

(Full title of the plan)

Kenneth A. Martinek

Chief Executive Officer

Northeast Community Bancorp, Inc.

325 Hamilton Avenue

White Plains, New York 10601

(Name and address of agent for service)

(914) 684-2500

(Telephone number, including area code, of agent for service)

Copies to:

Christina M. Gattuso, Esq.

Sean P. Kehoe, Esq.

Kilpatrick Townsend & Stockton LLP

607 14th Street, NW - Suite 900

Washington, DC 20005

(202) 508-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 filed by Northeast Community Bancorp, Inc. (the “Company”) relates to the Registration Statement on Form S-8 (Registration Number 333-135645) filed by the Company on July 7, 2006 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pertaining to the securities and plan interests that may be offered or sold under the Northeast Community Bank 401(k) Plan.

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration all securities previously registered under the Registration Statement that have not been sold or otherwise issued as of the date of this Post-Effective Amendment and remove from registration an indeterminate amount of plan interests previously registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York on this 29th day of March, 2013.

NORTHEAST COMMUNITY BANCORP, INC.

Date: March 29, 2013	By:	/s/ Kenneth A. Martinek
Kenneth A. Martinek
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kenneth A. Martinek	Chief Executive Officer	March 29, 2013
Kenneth A. Martinek	and Director
(principal executive officer)

/s/ Salvatore Randazzo	Executive Vice President,	March 29, 2013
Salvatore Randazzo	Chief Financial Officer and Director
(principal accounting and
financial officer)

*	Director
Diane B. Cavanaugh

*	Director
Arthur M. Levine

/s/ Eugene M. Magier	Director	March 29, 2013
Eugene M. Magier

*	Director
Charles A. Martinek

*	Director
John F. McKenzie

*	Director
Linda M. Swan

*	Director
Harry (Jeff) A.S. Read

* Pursuant to the Powers of Attorney filed with the initial Form S-8 filed with the Securities and Exchange Commission on July 7, 2006.

/s/ Kenneth A. Martinek	Chief Executive Officer	March 29, 2013
Kenneth A. Martinek